Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Tilray Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Class 2 Common Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Class 2 Common Stock, par value $0.0001 per share	457(c)	138,538	$3.00(3)	$415,614	$0.00011020	$45.80
Fees Previously Paid	--	--	--	--	--	--	--	--
Carry Forward Securities
Carry Forward Securities	--	--	--	--	--	--	--	--

			Total Offering Amounts			$461,331.54		$38.53
			Total Fees Previously Paid					--
			Total Fee Offsets					$361.63(4)
			Net Fee Due					$0

(1)
The registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid). In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

(2)
Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low price per share of the registrant’s Class 2 Common Stock as reported on the Nasdaq Global Select Market on October 4, 2022.

(4)
Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to unsold securities, as set forth in Table 2. The registrant has terminated the offerings related to the unsold securities associated with the claimed offset.

Table 2: Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Tilray Brands, Inc.	424(b)(7)	333-233703	9/17/2021		$361.63(1)	Equity	Class 2 Common Stock, par value $0.0001 per share	138,528
Fee Offset Sources	Tilray Brands, Inc.	424(b)(7)	333-233703		9/17/2021						$361.63

(1)
The registrant previously filed a prospectus supplement on September 17, 2021 (the “Resale Prospectus Supplement”), pursuant to Rule 424(b)(7) under the Securities Act, to the registrant’s automatic shelf registration statement on Form S-3ASR (No. 333-233703) filed with the Securities and Exchange Commission (the "SEC") on September 10, 2019 (the “Prior Registration Statement”). A total of 138,528 shares of common stock included in the Resale Prospectus Supplement remain unsold. Pursuant to Rule 457(p), the registrant hereby partially offsets the registration fee required in connection with this filing by $361.63, which represents the remaining balance from the $13,581 registration fee previously paid by the registrant with respect to 9,817,061 shares of Class 2 Common Stock previously registered under the Resale Prospectus Supplement. The registrant has terminated the offerings related to the unsold securities associated with the claimed offset.